EXHIBIT 3.3
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
REVA MEDICAL, INC.
     REVA Medical, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. The name of the corporation is REVA Medical, Inc. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on June 25, 2010.
     2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     3. The text of this corporation’s existing Certificate of Incorporation, is hereby amended and restated to read in its entirety as follows:
     ARTICLE FIRST: The name by which the corporation is to be known is REVA Medical, Inc. (the “Corporation”).
     ARTICLE SECOND: The address of the Corporation’s registered office in the State of Delaware and the County of Kent is 615 South DuPont Highway, Dover, DE 19901. The name of its registered agent at such address is National Corporate Research, Ltd. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.
     ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).
     ARTICLE FOURTH: The Corporation is authorized to issue three classes of stock, to be designated “Common Stock,” “Class B Common Stock,” and “Preferred Stock,” each with a par value of $0.0001 per share. The total number of shares of stock which the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock,(ii) 25,000,000 shares of Class B Common Stock and (iii) 5,000,000 shares of Preferred Stock. The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, without the approval of the holders of the Non-Voting Common Stock or the holders of the Preferred Stock, or of any series thereof, unless the approval of any holders of

Preferred Stock, or of any series thereof, is required pursuant to the certificate or certificates establishing any series of Preferred Stock.
     ARTICLE FIFTH: The term of existence of the Corporation is to be perpetual.
     ARTICLE SIXTH: The number of its directors constituting the Board shall be determined in the manner provided in the Bylaws of the Corporation.
     ARTICLE SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. To the extent practicable, the Board shall assign an equal number of directors to Class I, Class II and Class III. At the first annual meeting of stockholders after the filing of this Amended and Restated Certificate of Incorporation, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the second annual meeting of stockholders, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At the third annual meeting of stockholders, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election. At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.
     Notwithstanding the foregoing provisions of this Article Seventh, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
     ARTICLE EIGHTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of all of the issued and outstanding capital stock of the Corporation authorized by law or by this Amended and Restated Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.
     ARTICLE NINTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board, the Board (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the Chief Executive Officer of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

     ARTICLE TENTH: The power, preferences and rights of the Common Stock and the Class B Common stock, and the qualifications, limitations or restrictions thereof, except as otherwise required by law and subject to the express terms of the Preferred Stock and any series thereof that may come into existence from time to time, shall be:
     (a) Common Stock:
          (1) Voting: In all matters submitted to a vote of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder’s name on the stock transfer records of the Corporation.
          (2) Dividends and Other Distributions: Subject to the rights of the Preferred Stock and any series thereof that may come into existence from time to time, the holders of Common Stock shall be entitled to share, on a per share basis, in such dividends and other distributions of cash, property or shares of the Corporation as may be declared thereon by the Board out of funds legally available therefor.
          (3) Liquidation: Subject to the rights of the Preferred Stock and any series thereof that may come into existence from time to time, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Corporation’s capital stock.
          (4) Subdivisions or Combinations: If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class B Common Stock, the outstanding shares of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis.
     (b) Class B Common Stock:
          (1) Voting: Except as otherwise provided by law, the holders of Class B Common Stock shall not be entitled to any voting rights.
          (2) Dividends and Other Distributions: The holders of Class B Common Stock shall not be entitled to share in any dividends and other distributions of cash, property or shares of the Corporation as may be declared by the Board on the Common Stock or the Preferred Stock (or any series thereof).
          (3) Liquidation: Subject to the rights of the Preferred Stock and any series thereof that may come into existence from time to time, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Corporation’s capital stock.

          (4) Subdivisions or Combinations: If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock, the outstanding shares of Class B Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis.
          (5) Mergers or Consolidations. In the event of any merger or consolidation to which the Corporation is a party (whether or not the Corporation is the surviving entity), the holders of Class B Common Stock shall be entitled to receive, on a per share basis, the same amount and form of stock and other securities, property and cash as the holders of Common Stock.
     ARTICLE ELEVENTH: In connection with the Corporation’s initial public offering (the “Offering”) of CHESS Depositary Interests (“CDIs”) (with each CDI representing an interest in one tenth of a share of Common Stock) certain stockholders were required by the Australian Securities Exchange (the “ASX”) to enter into an escrow agreement (each a “Mandatory Escrow Agreement”) with the Corporation under which the stockholder agreed , among other things, to certain restrictions and prohibitions from engaging in transactions in the shares of Common Stock (including Common Stock in the form of CDIs) held or acquired by the stockholder (including shares of Common Stock that may be acquired upon exercise of a stock option, warrant or other right) or shares of Common Stock which attach to or arise from such Common Stock (collectively, the “Restricted Securities”) for a period of time identified in the Mandatory Escrow Agreement (the “Lock-Up Period). The Restricted Securities shall automatically and without further action be converted into shares of Class B Common Stock, on a one-for-one basis, if the Corporation determines, in its sole discretion, that the stockholder breached or violated any term of such stockholder’s Mandatory Escrow Agreement or breached the Official Listing Rules of the ASX relating to the Restricted Securities. Any shares of Common Stock converted to Class B Common Stock pursuant to this Article Eleventh shall automatically and without further action be converted back into shares of Common Stock, on a one-for-one basis, upon the earlier to occur of the expiration of the Lock-Up Period in the applicable Mandatory Escrow Agreement pursuant to which the shares of Common Stock were originally converted to Class B Common Stock or the breach of the Official Listing Rules of the ASX relating to the Restricted Securities being remedied.
     ARTICLE TWELFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended. Stockholders of the Corporation are authorized to make, alter and repeal the Bylaws of the Corporation only pursuant to Article XIV of the Bylaws of the Corporation.
     ARTICLE THIRTEENTH: A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     ARTICLE FOURTEENTH:
     (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (a) of Article Fourteenth is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (b) of this Article Fourteenth, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section (a) of Article Fourteenth and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation. The rights conferred upon Covered Persons in this Section (a) of Article Fourteenth shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.
     (b) Right of Claimant to Bring Suit. In accordance with the Bylaws of the Corporation, if a claim for indemnification under Section (a) of this Article Fourteenth is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.
     (c) Non-Exclusivity of Rights. In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (a) of this Article Fourteenth (i) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination.
     ARTICLE FIFTEENTH: The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.
     ARTICLE SIXTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may adopt, amend or repeal this Amended and Restated Certificate of Incorporation; provided that Articles Sixth, Seventh, Eighth, Ninth, Tenth, Twelfth, Fourteenth and this Article Sixteenth may only be amended or repealed by the affirmative vote of the holders of record of no less than 80% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.
     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed as of this ___ day of ___, 2010.

Robert K. Schultz, President

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